Exhibit 32.2
CERTIFICATION OF FINANCIAL OFFICER PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Quarterly Report of Form 10-Q of OHA Senior Private Lending Fund (U) LLC (the “Company”) for the quarterly period ended March 31, 2023 as filed with the Securities and Exchange Commission on the date hereof (the “Report”),  Gerard Waldt, as Chief Financial Officer of the Company, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:
(1)The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
(2)The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: May 10, 2023	By:	/s/ Gerard Waldt
Gerard Waldt
Chief Financial Officer